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AltaGas Ltd. to Acquire WGL Holdings, Inc. in C$8.4 Billion Transaction

Upon closing, AltaGas becomes a larger, more diversified energy infrastructure company with leading North American gas utilities, significant high growth midstream platforms in two premier basins, and clean energy lines of business across North America

Calgary, Alberta (January 25, 2017)

Highlights:

•	Transformational acquisition enhancing AltaGas Ltd.’s position as a leading, North American diversified energy infrastructure company with strong growth opportunities in Midstream, Power and Utilities;

•	WGL Holdings, Inc. will continue to operate as a standalone utility headquartered in Washington D.C., with the same complement of dedicated employees, while also assisting in the management of AltaGas Ltd.’s U.S. regulated utility business;

•	AltaGas Ltd. will relocate the headquarters of its U.S. power business to WGL Holdings, Inc.’s service region, with opportunities and benefits for the region;

•	AltaGas Ltd., following the closing of the transaction, will target high growth markets, enhance clean energy offerings, ensure safe, reliable and affordable customer service with rates no higher as a result of the transaction, and increase community involvement and charitable giving;

•	AltaGas Ltd. and WGL Holdings, Inc. share a strong corporate culture focused on safety, people, customer service, working with regulators, and contributing to the communities in which they operate;

•	Upon closing of the acquisition, AltaGas Ltd. will have approximately C$22 billion of high quality, low risk, long-lived assets, with over C$7 billion of highly attractive embedded organic growth in all three business segments and across multiple geographies;

•	Earnings per common share (EPS) accretion of approximately 7-9 percent with normalized funds from operation per share (FFOPS)[1] accretion of over 20 percent in the first full year of operations;

•	Material accretion to EPS (8-10 percent) and FFOPS (15-20 percent) on average through 2021;

•	Higher growth on an absolute dollar and per share basis through 2021;

•	Target of 8-10 percent annual dividend growth through 2021, while reducing AltaGas Ltd.’s dividend payout ratios; and

•	Strong liquidity and investment grade credit ratings for AltaGas Ltd. and WGL Holdings, Inc.

[1]	Non-GAAP measure; see discussion in the advisories of this news release.

AltaGas Ltd. (“AltaGas”) (TSX:ALA) and WGL Holdings, Inc. (“WGL”) (NYSE:WGL) announced today the entering into of a definitive agreement and plan of merger for AltaGas to acquire WGL in an all cash transaction (the “Transaction”) valued at approximately C$8.4 billion. WGL is a diversified energy infrastructure company which is the sole shareholder of Washington Gas Light Company, a regulated natural gas utility headquartered in Washington D.C., has a growing contracted midstream franchise in the Marcellus/Utica, and also owns non-regulated contracted power and energy marketing businesses throughout the United States. The Transaction enhances AltaGas’ position as a leading, diversified North American energy infrastructure company, with assets of approximately C$22 billion. AltaGas will have, on a combined basis, natural gas rate base assets of C$4.5 billion and over C$7 billion of capital investment opportunities identified through to 2021 in highly attractive clean energy lines of business.

“We look forward to welcoming WGL employees and customers to AltaGas,” said David Harris, President and CEO of AltaGas. “This acquisition provides us with a robust, complementary set of energy businesses that greatly increase our scale and diversity. Our first priority in making this successful is to continue serving WGL’s customers and communities with safe, reliable and affordable service and maintaining the strong relationships WGL has built with regulators.”

“This is a significant and positive event for WGL and all of its stakeholders — its employees, customers and shareholders,” said Terry McCallister, Chairman and CEO of WGL. “Our leadership team and Board of Directors are convinced that we have found exactly the right partner in AltaGas. We are confident that, together, we will be a more diverse and stronger company that will open up new and exciting opportunities to provide value for all of our stakeholders.”

Under the terms of the Transaction, WGL shareholders will receive US$88.25 in cash per WGL share, which represents an 11.8 percent premium to WGL’s closing share price on January 24, 2017. The purchase price also represents a premium of 27.9 percent to WGL’s closing share price on November 28, 2016, the day prior to news reports of a potential acquisition of WGL by a third party. The Transaction represents a total enterprise value of C$8.4 billion, including the assumption of approximately C$2.4 billion of debt.

The Boards of Directors of AltaGas and WGL have unanimously approved the Transaction, which is expected to close by the end of the second quarter of 2018. The Transaction is subject to certain closing conditions, including WGL common shareholder approval and certain regulatory and government approvals, including approval by the public utility commissions of Maryland, Virginia and Washington D.C., the Federal Energy Regulatory Commission, and the Committee on Foreign Investment in the United States, and expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Leading North American Energy Infrastructure Company

This transformational Transaction enhances AltaGas’ status as a leading, North American diversified energy infrastructure company with high quality, high growth assets balanced across three business lines and multiple geographies. Following the closing of the Transaction, AltaGas will have substantially increased scale and scope, with approximately 3,300 employees across significant operations in over 30 states and provinces in both regulated and un-regulated businesses, including eight growing gas utility franchises, a large and growing midstream and energy export footprint in both the Montney and the Marcellus/Utica, and a substantial contracted clean power and energy efficiency business in over 20 states and provinces.

Upon the closing of the Transaction, AltaGas’ assets are estimated to be approximately C$22 billion and AltaGas is expected to have a diversified growth portfolio of over C$7 billion in low-risk, investment opportunities throughout its three business segments through to 2021.

AltaGas’ Utility business segment will also become a leading North American natural gas utility, with an estimated C$4.5 billion in rate base assets, as measured at the end of 2016.

Both companies have complementary pipeline and midstream businesses in two prolific regions, which are connected with marine-based energy exports both on the North American Pacific coast (through AltaGas’ interest in the existing Ferndale LPG terminal, and AltaGas’ Ridley Island Propane Export Terminal project which is expected to be completed in 2019) and the North American Atlantic coast (through WGL’s growing LNG exposure at the proposed Cove Point LNG terminal in Maryland, currently expected to be operational in late 2017). The combined Midstream business is expected to drive a significant portion of the growth in the near term.

WGL also has a significant existing portfolio of clean power assets that generate stable cash flows and will also be well-positioned to significantly grow in solar, wind, fuel cell, battery storage and other clean technologies, as well as natural gas generation. WGL also has a retail energy services business with 275,000 customers in Maryland, Virginia, Delaware, Pennsylvania and the District of Columbia.

“The strategic fit and compatibility of our two companies is exceptional. Both companies are strong utility operators, have a sweet spot of pipeline and midstream investments in premier supply basins, and have power generation businesses weighted to clean energy and innovations,” said David Harris, President and CEO of AltaGas. “With WGL joining the AltaGas family of companies, AltaGas’ business will enjoy a larger, more stable and geographically diverse regulated footprint. We can also deploy capital for future growth in all lines of business with greater scope, scale, talent, access to capital and consistent strategy. For our shareholders, the Transaction is expected to be meaningfully accretive to earnings and operating cash flow in the short and long term.”

Terry McCallister, Chairman and CEO of WGL said, “We are proud of our company and are enthusiastic about the combination. Our focus at WGL has been creating value for our shareholders while at the same time providing superior service to our customers and to the communities we serve. This Transaction not only allows our shareholders to benefit from a substantial premium on their shares, but it also ensures our customers and communities will continue to receive the same great service we have provided for decades. AltaGas shares our values, including maintaining strong working relationships we have developed with all of our stakeholders. The WGL team looks forward to contributing to AltaGas’ future and the opportunities for growth across the organization.”

Social Values and Commitments to WGL’s Communities, Customers and Employees

David Cornhill, Chairman of AltaGas said, “Creating social value has always been part of AltaGas’ DNA. We welcome WGL employees with open arms and will do our best to ensure the safe, reliable and affordable service that our customers and communities deserve. Combined with WGL, AltaGas is clearly a leading Canada-based North American energy infrastructure company.”

Following the completion of the Transaction, WGL’s natural gas utility will continue to be regulated by the three state public service commissions and will continue to operate under the WGL brand. WGL’s experienced workforce will continue to deliver safe and reliable service at reasonable rates. As part of the Transaction, AltaGas will keep WGL’s headquarters in Washington D.C. and intends to retain existing WGL executives to assist in managing AltaGas’ U.S. regulated Utility business. AltaGas will relocate the headquarters of its U.S. Power business to WGL’s service region.

Mr. Harris commented, “We recognize the strength of the platform that WGL has built in Maryland, Virginia and Washington D.C., including its high-quality customer and employee bases. Like WGL, AltaGas has a strong sense of responsibility and commitment to our customers and communities. Together we look forward to building up our presence in each of these jurisdictions as we integrate our companies and further invest in the region. We also intend to expand WGL’s presence in other states as well.”

AltaGas and WGL are committed to engaging regulators in all jurisdictions as promptly as possible. AltaGas has a history of successfully executing acquisitions in the U.S., working constructively in regulatory processes, standing behind its commitments and successfully engaging with stakeholders in its service areas.

Detailed Transaction Highlights

•	Complementary business mixes. AltaGas and WGL are both diversified energy infrastructure companies with meaningful operations in Utilities, Midstream and Clean Power. The Transaction allows both companies to leverage the other’s expertise and assets to further develop each business, execute on growth and drive shareholder value.

•	Significantly stronger and more diversified growth platform. Following the completion of the Transaction, AltaGas will have increased scale and diversification, with assets estimated at approximately C$22 billion and over C$7 billion in capital investment opportunities through 2021. The Transaction expands AltaGas’ regulated utility geographic platform into Washington D.C., Maryland and Virginia. On a pro forma basis, AltaGas will operate regulated gas utilities in 8 jurisdictions with strong opportunities for growth. The Transaction also provides other opportunities to grow the combined business. In particular, AltaGas expects significant opportunities to further grow the midstream business with a meaningful and growing presence in both the Montney and Marcellus/Utica gas formations, which will drive near term growth. It also provides an opportunity to grow AltaGas’ contracted power business in other territories and to grow WGL’s clean power and energy services business both through geographic expansion as well as through a lengthened tax horizon and stronger combined asset base.

•	Reinforces AltaGas’ strategy of focusing on high-quality, low-risk and long-life assets. Following the close of the Transaction, AltaGas expects that approximately 75 percent of combined normalized EBITDA will be from regulated gas utilities, Northwest BC Hydro assets (~60 year contracts), regulated gas pipelines and contracted take-or-pay/cost-of-service midstream assets. The balance is primarily contracted clean power PPAs and contracted fee-for-service gas midstream assets. Collectively, this portfolio of assets provides cash flow stability and underpins AltaGas’ growing dividend. Over the long-term, AltaGas seeks to maintain a balanced utility, midstream and power business mix.

•	Geographic diversity. Following the closing of the Transaction, AltaGas will have diversity across geographies and regulatory jurisdictions, minimizing regulatory risk to the overall business from any particular jurisdiction. In the first full year following the close of the Transaction, AltaGas is expected to generate approximately 70 percent and 30 percent of normalized EBITDA in the U.S. and Canada, respectively.

•

Transaction is highly accretive to EPS and normalized FFOPS. EPS accretion is expected to be 7-9 percent in the first full year, and normalized FFOPS accretion is expected to be over 20 percent. AltaGas, following the closing of the transaction, is expected to have higher growth on an absolute dollar value and per share basis, with double digit compound annual growth rates in EPS, normalized EBITDA and normalized FFOPS through 2021. As a result, the Transaction is also expected to result, on average, in 8-10 percent accretion to EPS, and normalized FFOPS accretion of 15-20 percent through 2021.

•	Transaction underpins 8-10 percent dividend growth through 2021. Pro forma for the Transaction, the strength of AltaGas and attractiveness of the growth opportunities will allow AltaGas to focus on growing its dividend by 8-10 percent into the future, while improving its dividend payout ratios.

Transaction Financing

The Transaction is not subject to any financing contingency and AltaGas has a fully committed US$4.95 billion bridge financing facility in place with J.P. Morgan Chase Bank, The Toronto-Dominion Bank, and Royal Bank of Canada to finance the Transaction. Permanent financing of the Transaction is expected to be achieved through a $400 million private placement of subscription receipts to OMERS, the pension plan for Ontario’s municipal employees, and a bought subscription receipt offering for gross proceeds of approximately $2.1 billion, launched concurrently with this announcement.

Tim Watson, CFO of AltaGas commented, “This private placement demonstrates the strength not only of AltaGas’ reputation in the public markets, but also the strength of the combination with WGL being announced today. We look forward to having OMERS as an investor in our company for years to come.” For further details, please see the press release issued by AltaGas contemporaneously with this release.

Furthermore, AltaGas will also finance the Transaction with subsequent offerings of senior debt, preferred shares and hybrid securities, as well as selected AltaGas asset sales. AltaGas has a US$2.0 billion tranche of its bridge facilities allocated to covering asset sales, which would be available for up to 18 months following closing of the Transaction. Furthermore, AltaGas believes there are a number of attractive, actionable opportunities to monetize portions of its three businesses in a manner which supports AltaGas’ long term strategy of growing in attractive areas and maintaining a long term, balanced mix of energy infrastructure assets. The timing of these subsequent offerings and asset sales is subject to prevailing market conditions, but are expected to be completed prior to the closing of the Transaction.

AltaGas is committed to maintaining its financial strength following the closing of the Transaction and will look to fund its significant organic growth portfolio in a manner consistent with AltaGas’ past practices with several financing sources including a more conservative dividend payout ratio resulting from transaction accretion, ongoing dividend reinvestment, additional capital market opportunities in the United States, continued access to the Canadian capital markets, and maintaining strong investment grade credit ratings.

Analyst and Investor Teleconference Call

AltaGas will be hosting a conference call and webcast on Wednesday, January 25, 2017 at 3:00 PM Mountain time (5:00 PM Toronto/Montreal/New York)

Analysts and investors in North America wanting to participate in the call should dial 1-844-543-5238 at least 10 minutes prior to the start of the call. International participants wanting to participate should dial 1-703-318-2220. No pass code is required. The conference call will be recorded. If you are unable to join the conference call live, you can dial for playback, toll-free at 1-855-859-2056. International participants wanting to listen to the playback can dial 1-404-537-3406. The passcode is 60526169 (available until midnight, January 27, 2017). Presentation slides for the conference call will be available and the teleconference will be web cast live at http://edge.media-server.com/m/p/2khbbiz9 and available for playback for one year.

Media Teleconference Call

Members of the media are invited to take part in a conference call on Wednesday, January 25, 2017 at 3:45 PM Mountain time (5:45 PM Toronto/Montreal/New York). Media wanting to participate in the call should dial 1-877-691-2551, passcode 44242733, at least 5 minutes prior to the start of the call. Canadian participants wanting to participate should dial 1-866-215-5508, passcode 44242733.. All other international participants wanted to participate should 1-630-691-2747, passcode 44242733. The teleconference will be recorded and a transcript will be available.

Advisors

J.P. Morgan Securities LLC is acting as lead financial advisor and TD Securities Inc. is acting as financial advisor to AltaGas. Vinson & Elkins LLP is acting as lead legal advisor and Stikeman Elliott LLP is acting as legal advisor to AltaGas.

Goldman, Sachs & Co. and Lazard are acting as financial advisors to WGL. Kirkland & Ellis LLP is acting as lead merger counsel and Covington & Burling LLP is acting as lead CFIUS counsel to WGL.

About AltaGas

AltaGas (TSX:ALA) is a North American energy infrastructure company with a focus on natural gas, power and regulated utilities. AltaGas creates value by acquiring, growing and optimizing its energy infrastructure, including a focus on clean energy sources. For more information visit: www.altagas.ca

About WGL

WGL (NYSE:WGL), headquartered in Washington D.C., is a leading source for clean, efficient and diverse energy solutions. With activities and assets across the U.S., WGL consists of Washington Gas, WGL Energy, WGL Midstream and Hampshire Gas. WGL provides natural gas, electricity, green power and energy services, including generation, storage, transportation, distribution, supply and efficiency. Our calling as a company is to make energy surprisingly easy for our employees, our community and all our customers. For more information visit: www.wgl.com.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger transaction. WGL Holdings, Inc. (“WGL”) intends to file with the U.S. Securities and Exchange Commission (the “SEC”) and mail to its shareholders a proxy statement in connection with the proposed merger transaction. THE INVESTORS AND SECURITY HOLDERS OF WGL ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about AltaGas, Ltd. (“AltaGas”), WGL and the proposed merger transaction. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of WGL’s proxy statement (when it becomes available) may be obtained free of charge upon request by contacting WGL Holdings, Inc., Leslie T. Thornton, Corporate Secretary, 101 Constitution Avenue N.W., Washington, District of Columbia, 20080. WGL’s filings with the SEC are also available on WGL’s website at: http://wglholdings.com/sec.cfm. Investors and security holders may also read and copy any reports, statements and other information filed by WGL with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

AltaGas, WGL and certain of their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger transaction. Information regarding AltaGas’ directors and executive officers is available in AltaGas’ Management Information Circular, filed on March 17, 2016 (in English and French) with the Canadian Securities Administrators (the “CSA”) and in AltaGas’ Annual Information Form, filed on March 23, 2016 (in English) and March 24, 2016 (in French) with the CSA, each of which are available at: www.sedar.com. Information regarding WGL’s directors and executive officers is available in WGL’s proxy statement filed with the SEC on December 23, 2016 in connection with its 2017 annual meeting of shareholders, and its Annual Report on Form 10-K for the fiscal year ended September 30, 2016, each of which may be obtained from the sources indicated in Additional Information and Where to Find It. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests (which may be different than those of WGL’s investors and security holders), by security holdings or otherwise, will be contained in the proxy statement and other relevant materials filed or to be filed with the SEC when they become available.

Investment Community 1-877-691-7199 investor.relations@altagas.ca	Media (403) 691-7197 media.relations@altagas.ca

This news release contains forward-looking statements. When used in this news release, the words “may”, “would”, “could”, “can”, “will”, “be”, “intend”, “possible”, “plan”, “develop”, “anticipate”, “target’, “believe”, “seek”, “propose”, “continue”, “estimate”, “expect”, “designed” and similar expressions, as they relate to AltaGas or an affiliate of AltaGas, are intended to identify forward-looking statements. This news release contains forward-looking statements with respect to, among other things, business objectives, expected growth (including magnitude of growth), results of operations, performance, business projects and opportunities, capital expenditures and financial results. In particular this news release contains forward looking statements with respect to the combination of AltaGas and WGL and related performance, including, without limitation, the transformative nature of the Transaction, the portfolio of assets of the combined entity, nature, number and timing of growth opportunities available to AltaGas, the quality and growth potential of the assets, the strategic focus of the business, the combined rate base and rate base growth, EPS accretion, and normalized FFOPS accretion, both in the first full year following the Transaction and over the period to 2021, growth on an absolute dollar and per share basis, strength of earnings including, without limitation, EPS, FFOPS and EBITDA growth rate through 2021, annual dividend growth rate, dividend payout ratios, the ability of the combined entity to target higher growth markets, high growth franchise areas, and other growth markets, the liquidity of the combined entity and its ability to maintain an investment grade credit rating, the location of headquarters for utility and enhanced power business, the compatibility, strength and focus of the combined corporate culture of AltaGas and WGL, the retention and role of WGL employees and the holding of significant roles for existing WGL management in AltaGas’ U.S. utility operations and their ability to deliver high quality service and/or maintain rates or ensure affordable rates, increased community involvement and charitable giving, expansion of WGL’s presence into other states, the fact that closing of the Transaction is conditioned on certain events occurring; the geographical and industry diversification of its business, expectations for the Cove Point LNG Terminal and Ridley Island Propane Export Terminal, including anticipated completion timing, the stability of cash flows and of AltaGas’ business, the growth potential available to AltaGas in clean technologies, natural gas generation and retail energy services, the significance and growth potential and expectations for growth in the Montney and Marcellus/Utica, the strength of AltaGas and WGL as utility operators, intentions for further investment in Virginia, Maryland and Washington, D.C., intentions with respect to the pursuit of regulatory approvals for the Transaction, the ability to grow AltaGas’ contracted power business into WGL’s territory, the ability to grow WGL’s clean power and energy services businesses and the manner of achieving such growth, expectations for normalized EBITDA allocation geographically and by business segments; and this news release contains forward looking statements regarding the Transaction financing, including without limitation, the private placement and the bought deal public offering of subscription receipts, subsequent offerings of preferred equity, hybrid securities, long-term debt and selected asset sales; and this news release contains forward looking statements regarding the anticipated completion of the Acquisition, including certain terms and conditions thereof and the anticipated completion and timing thereof and the receipt of all necessary regulatory, shareholder and stock exchange approvals. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. Such statements reflect AltaGas’ current views with respect to future events based on certain material factors and assumptions and are subject to certain risks and uncertainties which could cause results or events to differ from current expectations, including without limitation: changes in market; competition; governmental or regulatory developments; general economic conditions; any event, change or other circumstance that could give rise to termination of the merger agreement in respect of the Transaction; the inability to complete the Transaction due to the failure to obtain stockholder approval for the Transaction or the failure to satisfy other conditions to completion of the Transaction, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Transaction; uncertainty regarding the length of time required to complete the Transaction; the anticipated benefits of the Transaction may not materialize or may not occur within the time periods anticipated by AltaGas; impact of significant demands placed on AltaGas and WGL as a result of the Transaction; failure by the AltaGas to repay the bridge financing facility; potential unavailability of the bridge financing facility; alternate sources of funding that would be used to replace the bridge financing facility may not be available when needed, including asset sales on desirable terms; lack of control by AltaGas of WGL and its subsidiaries prior to the closing of the Transaction; impact of acquisition-related expenses; accuracy and completeness of WGL’s publicly disclosed information; increased indebtedness of AltaGas after the closing of the Transaction; the Transaction could result in a downgrade of AltaGas’ credit ratings; historical and pro forma combined financial information may not be representative of future performance; potential undisclosed liabilities of WGL; ability to retain key personnel of WGL following the Transaction; the impact of the announcement of the Transaction on relationships with third parties, including commercial counterparties, employees and competitors, and risks associated with the loss and ongoing replacement of key personnel; risks relating to unanticipated costs of integration in connection with the Transaction, including operating costs, customer loss or business disruption being greater than expected; risks associated with changes in economic conditions; developments in technology could reduce demand for natural gas; changes in customer energy usage patterns; risk of failure of information technology infrastructure and cybersecurity; disruption of fuel supply; natural disasters or other catastrophic events; unanticipated maintenance and other expenditures; risk associated with the continuation, renewal, replacement and/or regulatory approval of natural gas supply contracts; risks associated with pension plan performance and funding requirements; regulatory and government decisions including, but not limited to, changes to environmental, financial reporting and tax legislation and regulations; risk of loss of licences and permits; risk of loss of service area; and market gas sales prices; and other factors set out in AltaGas’ public disclosure documents. Many factors could cause AltaGas’ actual results, performance or achievements to vary from those described in this news release, including without limitation those listed above. These factors should not be construed as exhaustive. Should one or more of these risks or uncertainties materialize, or should assumptions underlying forward-looking statements prove incorrect, actual results may vary materially from those described in this news release as intended, planned, anticipated, believed, sought, proposed, estimated or expected, and such forward-looking statements included in, or incorporated by reference in this news release, should not be unduly relied upon. Such statements speak only as of the date of this news release. AltaGas does not intend, and does not assume any obligation, to update these forward-looking statements. The forward-looking statements contained in this news release are expressly qualified by this cautionary statement.

Financial outlook information contained in this news release about prospective financial performance, prospective financial position, and various prospective earnings and cash flow metrics is based on assumptions about future events, economic conditions and proposed courses of action, based on management’s assessment of the relevant information currently available. These assumptions include, among other factors: the timing and completion of the Transaction; the receipt of WGL stockholder approval, the required regulatory approvals relating to the transaction and other conditions precedent to closing the Transaction; the timing and completion of AltaGas’ permanent financing of the Transaction, including the expected private placement of subscription receipts, the expected bought subscription receipt offering launched concurrently to the announcement of this Transaction, subsequent offerings of senior debt, hybrid securities, equity or equity-linked securities, as well as selected AltaGas asset sales; the maintenance of at least the company’s current its credit profile; no significant changes in foreign currency exchange rates; the ability of AltaGas to successfully integrate the business and operations of WGL into the AltaGas group of companies; the ability of AltaGas to retain key employees of WGL and its subsidiaries, and the value of such key employees; the expected unemployment rates, housing starts and GDP growth rates in the District of Columbia, Maryland and Virginia; the amount of borrowings to be drawn down under, and the utilization, of the bridge financing facility; the impact of the transaction on a consolidated basis on AltaGas’ operations, infrastructure, opportunities, financial condition, access to capital and overall strategy; the ability of AltaGas to satisfy its liabilities and meet its debt service obligations prior to and following completion of the transaction; the ability of AltaGas to access the capital markets prior to and following the Transaction; the aggregate amount of acquisition-related expenses; the accuracy and completeness of WGL’s public and other disclosure; the absence of undisclosed liabilities of WGL; the receipt of applicable regulatory approvals and requested rate orders; no material adverse regulatory decisions being received and the expectation of regulatory stability; no significant variability in interest rates; no significant operational disruptions or liability due to a catastrophic event or environmental upset caused by severe weather, other acts of nature or other major events; the continued ability to maintain transmission and distribution systems to ensure their continued performance; no severe and prolonged downturn in economic conditions; no significant decline in capital spending; sufficient liquidity and capital resources; the continuation of regulator-approved mechanisms to flow through the commodity cost of natural gas and energy supply costs in customer rates at WGL and their respective subsidiaries; the ability to hedge exposures to fluctuations in interest rates, foreign exchange rates, natural gas commodity prices, and other energy and fuel prices; the price obtainable from time to time for natural gas sales in the District of Columbia, Maryland and Virginia; the cost at which replacement sources of energy could be obtained by WGL; the rate of decline in energy consumption resulting from energy efficiency programs and customer-oriented generation; the continuation of observed weather patterns and trends; no significant counterparty defaults; the continued competitiveness of natural gas pricing when compared with other alternative sources of energy; the continued availability of natural gas and electricity supply, interstate pipeline transportation and storage capacity; the absence of significant changes in government energy plans, taxation and environmental laws and regulations that may materially negatively affect the operations and cash flows of AltaGas and WGL; the amount of capital expenditures which will be required of WGL’s subsidiaries to comply with current and future environmental regulations; no material change in public policies and directions by governments that could materially negatively affect the AltaGas, WGL and their respective subsidiaries; maintenance of adequate insurance coverage; the ability to obtain and maintain licences and permits; no material changes in energy market conditions, including natural gas prices and the relative prices of alternative forms of energy such as electricity, fuel oil and propane; retention of existing service areas; continued maintenance of information technology infrastructure; continued favourable relations with Native American tribes in the eastern United States; favourable labour relations; and sufficient human resources to deliver service and execute AltaGas and WGL’s capital program. Readers are cautioned that such financial outlook information contained in this news release should not be used for purposes other than for which it is disclosed herein.

Non-GAAP Measures

This news release contains references to certain financial measures that do not have a standardized meaning prescribed by GAAP and may not be comparable to similar measures presented by other entities. These non-GAAP measures provide additional information that management believes is meaningful regarding AltaGas’ operational performance, liquidity and capacity to fund dividends, capital expenditures, and other investing activities. The specific rationale for, and incremental information associated with, each non-GAAP measure is discussed below. References to normalized EBITDA, normalized funds from operations and normalized funds from operations per share throughout this MD&A have the meanings as set out below.

Readers are cautioned that these non-GAAP measures should not be construed as alternatives to other measures of financial performance calculated in accordance with GAAP.

Normalized EBITDA. EBITDA is a measure of a company’s operating profitability prior to how business activities are financed, assets are amortized, or earnings are taxed. EBITDA is calculated from the Consolidated Statements of Income using net income adjusted for pre-tax depreciation and amortization, interest expense, and income tax expense. Normalized EBITDA includes additional adjustments for unrealized gains (losses) on risk management contracts and long-term investments, transaction costs related to acquisitions, gains (losses) on the sale of assets, accretion expenses, foreign exchange gains (losses), provision on investments accounted for by the equity method, provisions on certain long-lived assets, restructuring costs, dilution gain (losses) on investment accounted for by the equity method, and certain gains (losses) which are deemed by management to be non-recurring in nature. Normalized EBITDA also includes an adjustment for certain non-capitalizable project development costs related to energy export projects. AltaGas presents normalized EBITDA as a supplemental measure. Normalized EBITDA is frequently used by analysts and investors in the evaluation of entities within the industry as it excludes items that can vary substantially between entities depending on the accounting policies chosen, the book value of assets and the capital structure.

Normalized Funds from Operations and Normalized Funds From Operations Per Share. Normalized funds from operations is used to assist management and investors in analyzing the liquidity of the Corporation without regard to changes in operating assets and liabilities in the period and non-operating related expenses (net of current taxes) such as transaction costs related to acquisitions, certain gains (losses) which are deemed by management to be non-recurring in nature, and restructuring costs. Funds from operations are calculated from the Consolidated Statements of Cash Flows and are defined as cash from operations before net changes in operating assets and liabilities and expenditures incurred to settle asset retirement obligations. Management uses this measure to understand the ability to generate funds for capital investments, debt repayment, dividend payments and other investing activities. Normalized funds from operations per share is derived by dividing normalized funds from operations by the weighted-average shares outstanding for the relevant period. Funds from operations, and normalized funds from operations, and normalized funds from operations per share as presented should not be viewed as an alternative to cash from operations or other cash flow measures calculated in accordance with GAAP.

The natural gas rate base of AltaGas following the close of the transaction is based upon a combined total of the rate base for regulatory rate making purposes at the end of 2016 for AltaGas and WGL.